EXHIBIT 99.1



                                YOURPHARMACY.COM
                                 DRUGDIGEST.ORG
                     EXPRESS SCRIPTS, INC. UNVEILS PLANS FOR
                   ONLINE PHARMACY AND DRUG INFORMATION SITES
                         INTERNET SUBSIDIARY WILL SERVE
                        36.5 MILLION POTENTIAL CUSTOMERS
                "Unlike the start-up Internet pharmacies, we have
         deep experience and access to millions of existing customers."

     St. Louis, Mo., March 29, 1999 --- Express Scripts, Inc. (NASDAQ: ESRX), the nation's leading independent full-service pharmacy benefit manager (PBM), announced today plans for a dual online effort targeted to an initial customer base of more than 36.5 million people.

     The company has formed a subsidiary to launch one site, YourPharmacy.com, that will serve as a major online drug store and another site, DrugDigest.org, that will focus on consumer drug information. Together, these sites will provide consumers with reliable drug information and more convenient shopping.

     Both sites are scheduled to launch during the second quarter of 1999.

     "Unlike the start-up Internet pharmacies, we have deep experience and access to millions of existing customers," says Gregg Rotenberg, president of the newly formed subsidiary of Express Scripts that will manage the web sites. "We intend to leverage our relationship with Express Scripts and its relationships with many of the nation's leading employers and managed care organizations to have a direct dialogue with our target customers."

     The new online effort will also utilize Express Scripts' world-class expertise in delivering prescription drugs to the home. "While our online competitors are experimenting with their first mail-order prescription, we'll use the same facilities and safety checks that were used to send out more than 8 million mail prescriptions in the past year alone," says Rotenberg.

     "We believe that these on-line services will be extremely beneficial to our PBM clients and members," explains Barrett Toan, Chief Executive Officer of Express Scripts. "For example, we eventually expect to offer a screening service that can not only check for adverse reactions across the prescription and non-prescription products bought at YourPharmacy.com, but also for interactions with prescriptions purchased by a health plan member at any pharmacy in the Express Scripts network."

     "The ability to check for interactions between non-prescription products and prescription drugs will improve the quality of care the PBM can provide consumers," says Dr. Craig Frances, an internist and medical text book author and editor who serves as the Chief Medical Officer of the on-line subsidiary. "For example, the blood thinning prescription warfarin has dangerous, documented interactions with the prescription anti-ulcer medication cimetidine and many non-prescription products including aspirin, ibuprofen, vitamin E and ginkgo biloba. Alerting patients to these interactions will help to improve consumers' health and reduce healthcare costs."

     "We are excited about the sites that our new online subsidiary will be bringing to market," says Toan. "We have established this subsidiary with its own identity and management to strengthen its position in this very fast-moving category."

     The    YourPharmacy.com    site   will   sell    prescription    medicines,
over-the-counter drugs, vitamins, herbs and health and beauty aids to members at competitive prices.

     Among its many advantages, the YourPharmacy.com site will offer 90-day prescriptions from Express Scripts' mail order facilities rather than the standard 30-day prescription offered by traditional drug stores. Due to the efficiency of filling a prescription once every 90 days rather than every 30 days, these longer-term prescriptions usually save money for both patients and their employers. "According to IMS, chronic medications comprise 75 percent of the prescription drug market. For many of these chronic medication users, the lower cost, more convenient 90-day prescription model will be attractive," says Rotenberg.

     Express Scripts, Inc. is the first major PBM to announce its intention to open an online pharmacy.

     The DrugDigest.org site will provide fact-based information on a wide variety of drugs, vitamins, and herbs. While there are dozens of web sites that provide health care information, this site plans to provide the most comprehensive review of drug information. "Our goal is to empower consumers, enabling them to have more productive conversations with their doctors," says Dr. Frances. "Doctors frequently have too much to do during a short patient visit to explain all of the risks and benefits of patients' medications. The best way for consumers to improve the quality of their care is to be well-informed."

     The informational site has also established an alliance with J.D. Power and Associates, an international marketing information firm specializing in customer satisfaction research and recognized in many industries as the "voice of the customer."

     "We conducted a lot of research on what patients really want to know about their medications and the Internet sites from which they could get this information," says Frances. "The number one issue in people's minds was the credibility of the site. After seeing this research, we knew an association with a firm as respected as J.D. Power and Associates would be exciting for both of us."

     According to the National Association of Chain Drug Stores, total retail sales of prescription drugs and drug store-related products in the US exceeded $160 billion in 1998. At historical growth rates, total retail sales of the same products will approach $300 billion by 2003.

     Express Scripts, Inc., is the nation's leading independent full-service pharmacy benefit management (PBM) and specialty managed care company. Through facilities in seven states and Canada, the company serves thousands of clients throughout North America, including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans. Express Scripts will serve 36.5 million PBM customers and will manage approximately $8 billion in annual drug spending (assuming completion of Express Scripts' pending acquisition of Diversified Pharmaceutical Services Inc. and net of the 10.5 million UnitedHealth Group members whose contract will expire in May
2000).

     Express Scripts, Inc. provides a full range of consultative PBM services, including pharmacy network management, mail service, formulary management, disease management and medical and drug data analysis services. The company also provides medical information management services, which include provider profiling and outcomes assessments, informed decision counseling services and infusion therapy services.

     Express Scripts, Inc. is headquartered in St. Louis, Missouri and has additional major sites in Minneapolis, Minnesota; Bensalem, Pennsylvania; Albuquerque, New Mexico; Tempe, Arizona; Troy, New York; and Farmington Hills, Michigan. More information can be found at http://www.express-scripts.com.

     This press release contains forward-looking statements, including, but not limited to, statements related to the company's plans, objectives, expectations (financial and otherwise) or intentions. The company's actual results may differ significantly from those projected or suggested in any forward-looking statements. Certain factors relating to the announced online site that might cause such a difference to occur include, but are not limited to, the regulation of online pharmacies, ability to contract with a number of business partners, and other industry factors. In particular, internet commerce is a rapidly changing environment and such changes could cause the company to alter it's business plan for its internet operations.

     Other general factors that may impact these forward-looking statements include heightened competition; changes in pricing or discount practices of pharmaceutical manufacturers; the ability of the company to consummate contract negotiations with prospective clients; competition in the bidding and proposal process; adverse results in certain litigation and regulatory matters; lower than expected sales and revenue growth; the adoption of adverse legislation or a change in the interpretation of existing legislation or regulations; risks associated with the development of new products; risks associated with the "Year 2000" issue, including the ability of the company to successfully convert its information systems and its non-information systems, and the ability of its vendors/trading partners to successfully convert their systems to accommodate dates beyond December 31, 1999; and other risks described from time to time in the company's public filings with the Securities and Exchange Commission. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.